CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Immureboost, Inc. (formerly eSavingsStore.com, Inc.) (the "Company") on Form 10-QSB for the period ending June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Howard Bouch Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 15, 2007

/s/ Howard Bouch

Name: Howard Bouch

Title: Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Immureboost,Inc. (formerly eSavingsstore.com, Inc.) and will be retained by Immureboost, Inc. (formerly eSavingsStore.com, Inc.) and furnished to the Securities and Exchange Commission or its staff upon request.